Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Global Eagle Entertainment Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-188121 and 333-214065) on Form S-3 and (Nos. 333-193052, 333-206251, 333-213167, and 333-213168) on Form S-8 of Global Eagle Entertainment Inc. of our reports dated April 2, 2018, with respect to the consolidated balance sheet of Global Eagle Entertainment Inc. as of December 31, 2017, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Global Eagle Entertainment Inc.

Our report dated April 2, 2018, on the effectiveness of internal control over financial reporting as of December 31, 2017, expresses our opinion that Global Eagle Entertainment Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2017 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the following material weaknesses have been identified:

The Company did not have an effective control environment including:

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oversight by the Board of Directors over the processes and internal controls over the five components of the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO 2013 Framework);

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a process implemented to evaluate the competence and expertise necessary to support financial reporting and a response to address shortcomings a sufficient number of trained personnel with assigned responsibility and accountability for the conduct of financial reporting processes and internal controls;

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a process to evaluate the performance of internal control responsibilities by Company personnel and provide performance incentives and rewards or exercise disciplinary actions, as appropriate and to hold personnel accountable for their internal control responsibilities through performance measurement plans and goals; and

•	sufficient training of personnel on COSO 2013 Framework and their financial reporting and related internal control responsibilities.
The Company did not have an effective risk assessment process including:

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the communication of materiality relevant to the reporting units, geographic markets and functional areas of the business organization such that the required level of accuracy and precision required for financial reporting and the risk tolerance associated with internal controls was established;

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effective controls over the application of generally accepted accounting principles over critical accounting policies and practices, critical accounting estimates and certain significant unusual transactions; and

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a continuous documented risk assessment process to identify and analyze risks of misstatement due to error and/or fraud, including management override of controls, to determine appropriate internal controls to manage the financial reporting risks and to make necessary changes in financial reporting processes and related internal controls that are responsive to changes in the business operations and environment, IT systems, and personnel.

The Company did not have effective information and communication processes and controls including:

•	timely identification and communication of relevant and reliable information sourced internally and externally to financial reporting personnel, management, and the Board of Directors; and

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effective controls over its various information technology systems to ensure that information used in financial reporting is timely, current, accurate, complete, accessible, protected and verifiable and retained.

The Company did not have effective monitoring activities including:

•	effective controls to ascertain whether the processes and internal controls related to the five COSO 2013 Framework components (and underlying principles) were present and functioning;

•	effective controls to ascertain whether process level controls related to routine transactions or unusual non-recurring transactions were operating effectively;

•	an effective, functioning internal audit group responsible for monitoring the effectiveness of internal controls; and

•	an effective process and controls to timely remediate existing control deficiencies.
The Company did not have effective control activities including:

•	written policies and procedures to support the operating effectiveness of the controls and to demonstrate the operation of the controls; and

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effective control activities at the transaction level at an appropriate level of precision to mitigate the risk of material misstatement in financial reporting including the following various deficient control activities:

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Ineffective design and implementation, and operation of controls over the completeness, existence and accuracy of the financial statement close and reporting process and financial statement disclosures.

•	Ineffective general information technology controls (GITCs) over all IT operating systems, databases, and IT applications supporting financial reporting processes across the organization.

•	Ineffective automated process-level controls and manual controls that are dependent upon the information derived from IT systems.

•	Ineffective end-user computing controls over spreadsheets used in the financial reporting process.

•	Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy and presentation of intercompany transactions.

•	Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy and valuation of inventory transactions.

•	Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy, valuation and presentation of content library assets.

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Ineffective design and implementation, and operation of controls over the completeness, existence and accuracy, valuation and presentation over the capitalization of internally developed software costs and related amortization expense.

•	Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy, valuation and presentation of long-lived assets and related depreciation expense.

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Ineffective controls to assess the existence of impairment indicators and to perform an impairment assessment of customer relationship intangible assets in accordance with the relevant accounting guidance on a timely basis.

•	Ineffective design and implementation, and operation of controls over the completeness and accuracy of the data provided to third-party consultants for purposes of the goodwill impairment analysis.

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Ineffective design and implementation, operation of controls over the appropriateness of the assumptions and methodology used to measure the fair value of reporting units and the reasonableness of the conclusions in the consultants’ reports.

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Ineffective design and implementation, and operation of controls over the completeness, existence and accuracy of the procurement of goods and services and invoice processing and cash disbursements, and the completeness, existence, accuracy and presentation of accounts payable and accrued liabilities and operating expenses.

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Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy and presentation of revenue and deferred revenue transactions and accounts receivable, including cash receipts, and the collectability of accounts receivable and its related allowance.

•	Ineffective design and implementation, and operation of controls over the completeness, accuracy, and presentation of cost of sales and related accrued liabilities.

Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy, valuation and presentation of income tax accounts including income tax expense (benefit) and withholding tax expense, deferred tax assets and liabilities, uncertain tax positions, and taxes payable and receivable.

•	Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy and presentation of payroll and related expenses.

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Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy and presentation over stock-based compensation for existing plans and new stock-based compensation arrangements.

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Ineffective design and implementation, and operation of controls over the completeness, existence, accuracy, valuation and presentation of certain financial liabilities, specifically in relation to the valuation methods selected and third-party pricing data used.

•	Ineffective controls over cash management functions.

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Ineffective design and implementation, and operation of controls over the completeness, existence and accuracy of the fair value of the acquired assets and assumed liabilities in connection with the finalization of the purchase price allocation.

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Ineffective processes and related internal controls to execute and account for an acquired business. Ineffective design and implementation, and operation of controls to evaluate the completeness, existence, accuracy, valuation and presentation of non-routine transactions.

/s/ KPMG LLP

Los Angeles, California
April 2, 2018